UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 29, 2010

 rVue Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	333-158117	94-3461079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1516 E. Tropicana Ave., Suite 155 Las Vegas, Nevada	89119
(Address of Principal Executive Offices)	(Zip Code)

 (Registrant's Telephone Number, Including Area Code):  (559) 853-4443

Rivulet International, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2010, the shareholders of the Registrant, acting by majority written consent in lieu of a special meeting of shareholders, approved the amendment and restatement of the Registrant’s Articles of Incorporation to:

1.	Change the name of the Corporation to rVue Holdings, Inc.

2.
Increase the number of authorized shares of the capital stock of the Corporation from 75,000,000 shares to 150,000,000 shares, which shall divided into two classes as follows: 140,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of “blank check” preferred stock, par value $.001 per share.

Item 8.01.     Other Events.

On March 29, 2010, the board of directors of the Registrant declared a dividend of an additional 11.25490196078 shares of common stock on each share of its common stock outstanding on April 8, 2010 (the “Dividend”).  On April 8, 2010, FINRA declared the Dividend effective.

Item 9.01.     Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC. (Registrant)

Date: April 16, 2010	By:	/s/ Vladimir Vysochin
Vladimir Vysochin
Chief Executive Officer, President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation